Exhibit 21.1


                         List of Subsidiaries of
                        Graham Packaging Company




                 Name                            Jurisdiction and Type of
                                                 Formation

                 GPC Capital Corp. I             Delaware corporation

                 GPC Sub GP LC                   Delaware limited liability
                                                 company

                 Graham Packaging Canada         Ontario corporation
                 Limited

                 Graham Packaging France         Pennsylvania general
                 Partners                        partnership

                 Graham Packaging France          French S.A.
                 Holdings S.A.

                 Graham Packaging France,        French S.A.
                 S.A.

                 Graham Packaging Italy,         Italian S.r.L.
                 S.r.L.

                 S.I.P. Srl                      Italian S.r.L.




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                 LIDO Plast-Graham SRL           Argentine S.r.L.

                 Graham Packaging Poland,        Pennsylvania limited
                 L.P.                            partnership

                 Masko Graham Spolka             Polish Ltda.
                 Z.O.O.

                 Graham Recycling Company        Pennsylvania limited
                                                 partnership

                 Graham Packaging Latin          Delaware limited liability
                 America, LLC                    company

                 Graham Brasil                   Brazilian Ltda.
                 Participacoes Ltda.

                 Graham Packaging do             Brazilian S.A.
                 Brasil Industria e
                 Comercio S.A.

                 Graham Packaging U.K.           England corporation
                 Ltd.

                 Graham Packaging                German LLC
                 Deutschland Gmbh

                 Graham Plastpak Plastic         Turkish LLC
                 Ambalaj A.S.

                 Graham Packaging Europe         French Societe
                 S.A.S.

                 Graham Emballages                French corporation
                 Plastiques S.A.

                 Resin Rio Comercio Ltda.        Brazil LLC



           Note: Certain foreign subsidiaries' statutory shares are not included in the Table above.


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